UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012 (March 6, 2012)

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTORS

(d)

On March 6, 2012, the Board of Directors of The Hertz Corporation (“Hertz”) and its  indirect parent Hertz Global Holdings, Inc. (“Hertz Holdings” and together with Hertz, the “Companies”) elected Michael F. Koehler and Linda Fayne Levinson to serve as directors of the Companies, effective March 7, 2012.  In their capacities as directors of Hertz Holdings, Mr. Koehler and Ms. Levinson will be entitled to compensation in accordance with Hertz Holdings’ policy regarding the compensation of directors and its Amended and Restated 2008 Omnibus Incentive Plan.  Hertz Holdings’ policy regarding the compensation of directors provides  for an annual retainer for non-employee directors for 2012 of $210,000, with $85,000 paid in cash and $125,000 in equity.  Mr. Koehler will receive an additional cash fee of $10,000 for his service as a member of Hertz Holdings’ Audit Committee and Ms. Levinson will receive an additional cash fee of $10,000 for her service as a member of Hertz Holdings’ Compensation, Nominating & Governance Committee.  We also reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors, and our directors are entitled to free worldwide Hertz car rentals upon completion of evaluation forms.  The description of the Amended and Restated 2008 Omnibus Incentive Plan contained  in the proxy statement related to Hertz Holdings’ 2010 annual meeting of stockholders filed with the United States Securities and Exchange Commission (“SEC”) on April 9, 2010 is incorporated by reference herein in its entirety. Mr. Koehler and Ms. Levinson are also expected to enter into Indemnification Agreements with Hertz Holdings as described in the proxy statement  related to Hertz Holdings’ 2011 annual meeting of stockholders filed with the SEC on April 6, 2011 under the heading “Certain Relationships and Related Party Transactions”, which description is incorporated by reference herein in its entirety.

Mr. Koehler is President, Chief Executive Officer and a member of the board of directors of Teradata Corporation (“Teradata”), a publicly-traded provider of enterprise data warehousing and integrated marketing software.   Prior to the separation of Teradata from NCR Corporation (“NCR”), Mr. Koehler served as Senior Vice President of the Teradata Division of NCR from 2003 to 2007.  From September 2002 until March 2003, he was the Interim Leader of the Teradata Division.  From 1999 to 2002, Mr. Koehler was Vice President, Global Field Operations of the Teradata Division and he held management positions of increasingly greater responsibility at NCR prior to that time.

Ms. Levinson was Chair of the Board of Directors of Connexus Corporation, an online marketing company, from July 2006 until May 2010 when it was merged into Epic Advertising. Ms. Levinson was a partner at GRP Partners, a venture capital investment fund investing in start-up and early-stage retail and electronic commerce companies, from 1997 to December 2004. Prior to that, she was a partner in Wings Partners, the private equity firm that took Northwest Airlines private, an executive at American Express running its leisure travel and tour business, and a Partner at McKinsey & Co. Ms. Levinson is also a director of Jacobs Engineering Group Inc., Ingram Micro Inc., The Western Union Company and NCR, where she has served as a director since 1997 and Lead Independent Director since 2007.

Mr. Koehler will serve on the Audit Committee and Ms. Levinson will serve on the Compensation, Nominating & Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

Date: March 7, 2012	By:	/s/ J. Jeffrey Zimmerman
	Name:	J. Jeffrey Zimmerman
	Title:	Senior Vice President, General Counsel & Secretary